UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

THE WORNICK COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

4700 Creek Road, Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Second Amendment to the Loan Agreement

The Wornick Company and its subsidiaries (“Wornick” or the “Company”) entered into a Second Amendment to Loan Agreement (“Loan Amendment”), dated as of November 13, 2007, with DDJ Total Return Loan Fund, L.P. (“DDJ”), primarily to increase the maximum amount of revolving loans under the Loan Agreement (defined below) and to increase the amount permitted as aggregate rentals payable under the Company’s non-cancellable operating leases.

Pursuant to the Loan Amendment, the maximum aggregate revolving and term loans under the Loan Agreement was increased to $27.5 million.

A copy of the Loan Amendment is attached hereto as Exhibit 10.01.

First Supplemental Indenture

The Company entered into a First Supplemental Indenture, dated as of November 13, 2007 (the “First Supplemental Indenture”) to the Indenture dated as of June 30, 2004, by and among U.S. Bank National Association, in its capacity as trustee under the Company’s Indenture (“Trustee”), and the Company (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

Pursuant to the First Supplemental Indenture, and subject to the terms and conditions thereof, the Indenture was amended to (a) remove certain provisions relating to the incurrence of additional indebtedness under the Loan Agreement between the Company and DDJ (as assignee of Texas State Bank), dated as of June 30, 2004 (as amended by the First Amendment thereto dated as of March 16, 2007 and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) (or any replacement, refinancing or extension thereof) in the definition of “Permitted Indebtedness” and revise the definition of “Permitted Liens” to conform to such revisions to “Permitted Indebtedness” and (b) amend Section 4.7 of the Indenture, relating to Limitations on Incurrence of Additional Indebtedness and Disqualified Capital Stock, to permit the incurrence of up to $27.5 million in indebtedness under the Loan Agreement (or any replacement, refinancing or extension thereof), plus any interest thereon that is more than 30 days past due.

A copy of the First Supplemental Indenture is attached hereto as Exhibit 10.02.

First Amendment to Intercreditor Agreement

                A First Amendment to Intercreditor Agreement (the “Intercreditor Amendment”), dated as of November 13, 2007, was entered into between the Trustee, in its capacity as trustee under the Indenture, and as secured party under the Security Agreement (as defined in the Indenture), and DDJ, as assignee of the Texas State Bank and lender under the Loan Agreement.

Pursuant to the Intercreditor Amendment, and subject to the terms and conditions thereof, DDJ and the Trustee agreed to amend the Intercreditor Agreement to provide that the maximum amount of obligations under the Loan Agreement for which the liens of DDJ in the assets of the Company have priority over the liens of the Trustee therein is $27.5 million, plus all related interest, fees, indemnities costs and expenses.

A copy of the Intercreditor Amendment is attached hereto as Exhibit 10.03.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits:

10.1         Second Amendment to Loan Agreement, dated as of November 13, 2007, among the Company, DDJ Total Return Loan Fund, L.P., Right Away Management Corporation, The Wornick Company Right Away Division, and The Wornick Company Away Division, L.P.

10.02       First Supplemental Indenture, dated as of November 13, 2007, by and among the Company, the subsidiaries, which include Right Away Management Corporation, The Wornick Company Right Away Division, and The Wornick Company Away Division, L.P. and U.S. Bank National Association, as trustee under the indenture dated as of June 30, 2004.

10.03       First Amendment to Intercreditor Agreement, dated as of November 13, 2007, between U.S. Bank National Association, as trustee under the indenture dated as of June 30, 2004 and as a secured party under the Security Agreement (as defined in the Indenture), and DDJ Total Return Loan Fund, L.P., as assignee of Texas State Bank and the lender under the loan agreement, dated June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

By:	/s/ Jon P. Geisler
	Name:	Jon P. Geisler
	Title:	Chief Executive Officer

Dated: November 15, 2007